Exhibit 99.1

Saba Announces Third Quarter Fiscal Year 2009 Results

Company Achieves Record Quarterly Profit and Cash Flow From Operations

Redwood Shores, Calif., March 31, 2009 – Saba (NASDAQ: SABA), the premier people management software and services provider, today reported financial results for its third quarter of fiscal year 2009 ended February 28, 2009.

Third Quarter Results

Total revenues in the third quarter of fiscal 2009 were $26.1 million compared to $27.4 million in the same quarter last year. OnDemand revenue increased to $5.3 million in the third quarter of fiscal 2009 from $4.6 million in the prior year while license revenue of $4.7 million was $1.3 million below the prior year, product support of $8.5 million approximated prior year levels and consulting revenue at $7.6 million was $0.7 million below the prior year.

On a GAAP basis, net earnings increased to $1.3 million, or $0.05 per share, in the third quarter of fiscal 2009 compared to net earnings of $158,000, or $0.01 per share, in the same quarter last year. On a non-GAAP basis, net income in the third quarter of fiscal 2009 increased to $3.2 million, or $0.11 per share, from net income of $1.7 million, or $0.06 per share, in the third quarter of fiscal 2008.

Non-GAAP results are computed by adjusting GAAP results to exclude the impact of certain restructuring activity and non-cash charges related to acquisition accounting and share-based compensation. A reconciliation of GAAP to non-GAAP results is included in the financial statements accompanying this press release.

“During the third quarter, we continued to improve the overall profitability of the company as well as our operating cash flow,” said Bobby Yazdani, Chairman and CEO of Saba. “Our focus remains profitable growth, customer success and building our distribution channels worldwide.”

Third Quarter Highlights

During the third quarter of fiscal year 2009, Saba added or expanded relationships with a number of organizations worldwide, including: Allianz, Athens Technology Center, BDO Stoy Hayward, Canada School of Public Service, HP, Gwinnett County, L-3 Communications, McDonald’s, Medtronic, Ministerio De Defensa Spain, Nomura Research Institute and the Queensland Government Department of Education.

Saba also announced that Saba OnDemand now serves more than three million users globally and continues to demonstrate superior scalability through 15 global deployments with more than 50,000 users, seven of which have more than 100,000 users. Customers include Internal Revenue Service, AstraZeneca, Kaiser Permanente and Cisco.

Saba also received several accolades during the third quarter. The company received a Bersin & Associates Learning Leaders Award for vendor innovation, which recognized the Saba Knowledge Center for its ability to deliver Web 2.0 collaboration. Saba was also positioned in the Visionaries Quadrant of the 2009 Gartner Magic Quadrant for Employee Performance Management Software.

Business Outlook

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. Saba does not undertake to update these forward-looking statements in any way or for any reason.

For fiscal year 2009, prior GAAP net earnings guidance will be impacted by a restructuring charge estimated at $0.01 per share for fiscal 2009 and a charge to non-cash compensation of $0.02 per share in connection with an amendment to existing stock options to extend the term of the options from six years to ten years. GAAP guidance including these charges will range from a loss of $0.05 to $0.10 per share. Saba is maintaining its prior non-GAAP net earnings guidance range of $0.18 per share to $0.23 per share.

The fiscal year 2009 non-GAAP outlook excludes the estimated non-cash amortization of intangibles (approximately $3.7 million), estimated charges related to share-based compensation expenses including the impact of extending the life of underwater options (approximately $2.7 million), costs incurred related to potential strategic transactions that were not completed (approximately $0.7 million), costs incurred for a restructuring (approximately $0.4 million) and estimated non-cash acquisition-related tax expenses (approximately $0.6 million).

Conference Call

Saba will host a teleconference Tuesday, March 31, 2009 commencing at 2:00 p.m. Pacific Time, to discuss the third quarter of fiscal year 2009 financial results. All interested parties may listen by dialing 877-209-0397 or +1-612-332-0819, access code 974622, or by tuning into the webcast at http://investor.saba.com.

A replay of the call is scheduled to be available by calling 800-475-6701 or +1-320-365-3844, access code 974622, after 4:00 p.m. Pacific Time on March 31, 2009.

Safe Harbor

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation: statements regarding Saba’s business outlook, including anticipated GAAP and non-GAAP net earnings per share, non-cash amortization of intangibles, restructuring charges, costs incurred related to potential strategic transactions that were not completed, charges related to share-based compensation expenses including the impact of extending the life of stock options from six to ten years, non-operating costs and estimated non-cash acquisition related tax expense, as well as Saba’s ability to manage its business to meet profitability, customer success and channel development objectives. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: dependence on growth of the markets for Saba’s products, general business contraction, dependence on acceptance of Saba’s products by customers and channel partners, the success of Saba’s alliances, fluctuation in customer spending, any changes in the length of Saba’s sales cycle, new product offerings or pricing changes introduced by our competitors, technological changes that could make our products less attractive to customers or require a new product development investments, dependence on new product introductions and enhancements in order to meet the changing needs of our customers and markets, significant currency fluctuations, the ability of our customers to finance software purchases and potential software defects. Readers should also refer to the section entitled “Risk Factors” on pages 11 through 21 of Saba’s Annual Report on Form10-K for the fiscal year ended May 31, 2008 and similar disclosures in our Quarterly Reports on Form 10-Q for the quarters ended August 31, 2008 and November 30, 2008 respectively and our current reports on Form 8-K filed with the SEC. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

Non-GAAP Financial Information

Saba has provided its non-GAAP net income and net income per share data in this press release as additional information for investors. In the Reconciliation of Non-GAAP Financial Measures, Saba excludes certain items related to non-cash compensation, amortization of acquired intangibles, restructuring charges, acquisition accounting related tax expense and non-core business operating expenses. This measure is not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), is intended to supplement GAAP financial information and may be different from non-GAAP measures used by other companies. Saba believes that the presentation of non-GAAP financial measures provides useful information to investors regarding its results of operations. Saba believes it also provides an alternative method of assessing Saba’s operating results that Saba believes is focused on its core on-going operations and may allow investors to perform additional meaningful period-to-period comparisons of its operating results. In addition, Saba’s management team uses these measures for reviewing its financial results and for budget and planning purposes.

About Saba

Founded in 1997, Saba (NASDAQ: SABA) is the premier global provider of strategic human capital management (HCM) software and services. Saba’s people management solutions are used by more than 1,300 organizations and over 17 million end users worldwide. Saba’s solutions increase organizational performance by aligning workforce goals with organizational strategy; developing, managing and rewarding their people; and improving collaboration.

Saba product offerings address all aspects of strategic HCM and are available both on-premise and OnDemand (www.saba.com/products). To ensure long-term customer success, our global services capabilities and partnerships provide strategic consulting, comprehensive implementation services, and ongoing worldwide support.

Saba customers include Alcatel-Lucent; Bank of Tokyo-Mitsubishi UFJ; BMW; Caterpillar; CEMEX; Cisco Systems; Daimler; Dell; Deloitte Touche Tohmatsu; EDS, an HP company; EMC Corporation; FedEx Office; Insurance Australia Group; Kaiser Permanente; Lockheed Martin; Medtronic; National Australia Bank; Novartis; Petrobras; Procter & Gamble; Renault; Royal Bank of Scotland; Scotiabank; Singapore Ministry of Finance; Sprint; Standard Chartered Bank; Stanford University; Swedbank; Tata Consultancy Services; Wyndham International; Weyerhaeuser; Underwriters Laboratories; and the U.S. Army, U.S. Department of Health & Human Services, U.S. Department of Treasury/Internal Revenue Services, and U.S. Navy.

Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791.

SABA, the Saba logo, Centra and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

Saba Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	February 28, 2009	May 31, 2008*
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$20,028	$16,624
Restricted cash	360	360
Accounts receivable, net	22,690	22,095
Prepaid expenses and other current assets	2,151	2,893

Total current assets	45,229	41,972
Property and equipment, net	5,189	5,239
Goodwill	37,480	37,708
Purchased intangible assets, net	9,672	12,459
Other assets	1,416	1,553

Total assets	$98,986	$98,931

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,597	$4,017
Accrued compensation and related expenses	5,113	5,912
Accrued expenses	3,518	4,568
Deferred revenue	31,908	29,257
Current portion of debt and lease obligations	709	658

Total current liabilities	44,845	44,412
Deferred revenue	2,412	2,028
Other long-term liabilities	1,231	1,386
Accrued rent	2,271	2,363
Debt and lease obligations, less current portion	—	254

Total liabilities	50,759	50,443
Stockholders’ equity:
Common stock	30	30
Additional paid-in capital	257,365	255,637
Treasury stock	(232)	(232)
Accumulated deficit	(208,108)	(206,875)
Accumulated other comprehensive loss	(828)	(72)

Total stockholders’ equity	48,227	48,488

Total liabilities and stockholders’ equity	$98,986	$98,931

*	The May 31, 2008 financial information is derived from audited financial statements included in The Company’s Annual Report on Form 10-K for the year ended May 31, 2008 filed with the United States Securities and Exchange Commission

Saba Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	February 28, 2009	February 29, 2008	February 28, 2009	February 29, 2008
Revenues:
License	$4,725	$6,000	$10,654	$16,434
License updates and product support	8,500	8,483	25,915	26,250
On Demand	5,327	4,583	15,569	13,512
Professional services	7,594	8,348	25,133	23,402

Total revenues	26,146	27,414	77,271	79,598

Cost of revenues:
Cost of license	178	210	622	631
Cost of license updates and product support	1,903	2,230	6,095	6,606
Cost of On Demand	2,157	1,784	7,039	5,001
Cost of professional services	5,509	5,718	16,900	16,296
Amortization of acquired developed technology	295	295	883	883

Total cost of revenues	10,042	10,237	31,539	29,417

Gross profit	16,104	17,177	45,732	50,181
Operating expenses:
Research and development	4,346	4,060	13,238	12,282
Sales and marketing	5,673	8,489	19,601	28,193
General and administrative	3,389	3,608	11,625	10,698
Restructurings	277	—	252	—
Amortization of purchased intangible assets	634	634	1,903	1,903

Total operating expenses	14,319	16,791	46,619	53,076

Income (loss) from operations	1,785	386	(887)	(2,895)
Interest income (expense) and other, net	(35)	83	354	224

Income (loss) before provision for income taxes	1,750	469	(533)	(2,671)
Provision for income taxes	415	311	701	561

Net income (loss)	$1,335	$158	$(1,234)	$(3,232)

Basic and diluted net income (loss) per share	$0.05	$0.01	$(0.04)	$(0.11)

Shares used in computing net income (loss) per share:
Basic	29,186	29,080	29,167	28,980

Diluted	29,247	29,351	29,167	28,980

Saba Software, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

The following table reflects Saba’s non-GAAP results reconciled to GAAP results as included in this release.

	Three months ended		Nine months ended
	February 28, 2009	February 29, 2008	February 28, 2009	February 29, 2008
GAAP net income (loss)	$1,335	$158	$(1,234)	$(3,232)
Plus:
Fair value adjustment to deferred revenue	—	11	—	32
Share-based compensation expense	495	557	1,578	2,480
Amortization of acquired developed technology and purchased intangible assets	929	991	2,787	3,008
Non-operating costs	—	—	672	—
Restructurings	277	—	252	—
Income tax expense - acquired NOL usage	194	—	194	—

Non-GAAP net income	$3,230	$1,717	$4,249	$2,288

Net income (loss) per share:
GAAP net income (loss) per share	$0.05	$0.01	$(0.04)	$(0.11)
Plus:
Fair value adjustment to deferred revenue	0.00	0.00	0.00	0.00
Share-based compensation expense	0.02	0.02	0.05	0.09
Amortization of acquired developed technology and purchased intangible assets	0.03	0.03	0.10	0.10
Non-operating costs	0.00	0.00	0.02	0.00
Restructurings	0.01	0.00	0.01	0.00
Income tax expense - acquired NOL usage	0.01	0.00	0.01	0.00

Non-GAAP net income per share	$0.11	$0.06	$0.15	$0.08

Shares used in computing net income (loss) per share:
Basic	29,186	29,080	29,167	28,980

Diluted	29,247	29,351	29,228	29,441

Non-GAAP Financial Information:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Saba uses non-GAAP financial measures. These measures are the result of adjustments made to exclude certain charges and expenses for which the company believes that the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. The company believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results. In addition, the presentation allows investors to see how management views the operating performance of the company. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or as a substitute for results prepared in accordance with U.S. generally accepted accounting principles.

The adjustments and the basis for their exclusion are as follows:

Fair Value Adjustment to Deferred Revenue

The company includes revenue associated with Centra Software, Inc. deferred revenue that was excluded as a result of purchase accounting adjustments to fair value, as required by GAAP, as management believes that it is reflective of ongoing operating results.

Share-based Compensation Expense

The company’s non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for the issuance of stock options and purchases of common stock under its Employee Stock Purchase Plan, which Saba began recording under SFAS 123(R) in the first quarter of fiscal 2007. The Company excludes share-based compensation expenses from our non-GAAP financial measures because the company believes that the information is not a meaningful indicator of the Company's operating performance. Weighted average dilutive shares is computed using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

Amortization of Acquired Developed Technology and Purchased Intangible Assets

As a result of various acquisitions of companies and technologies, the company has incurred charges for amortization of acquired developed technology and purchased intangible assets and amortization of acquired backlog that resulted in a reduction of revenue. Management excludes these items from our non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business. Additionally, management believes that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

Non-Operating Costs

During the first quarter of fiscal year 2009, the company incurred non-operating costs primarily related to legal and accounting fees associated with the evaluation of strategic transactions. These costs relate to events which, in the company’s view, are not incurred in the ordinary course of operations. These costs include the legal and accounting fees as well as other costs incurred in connection with the evaluation of strategic transactions. The company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earning trends, and therefore excludes these costs when presenting non-GAAP financial measures.

Restructurings

During the third quarter of 2009, the company implemented a restructuring program to reduce headcount by approximately 5% in the second half of fiscal 2009. This expense is primarily severance and related costs. The adjustment is classified as restructuring expense in the statement of operations. Management excludes these items from our non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

Income Tax Expense – Acquired NOL Usage

As a result of prior acquisitions, the company has acquired net operating loss (NOL) carryforwards which were not included in the purchase accounting for each applicable transaction. Use of these NOL’s during fiscal year 2009 resulted in a reclassification of goodwill to a non-cash charge to provision for income taxes. Management excludes this charge from our non-GAAP financial measures when evaluating operational performance because it believes that it provides for better comparability between periods and provides results that are more reflective of that performance. The company expects to continue to incur these non-cash tax related charges for any future NOL use against taxable income.

Contact:

William Slater, Chief Financial Officer, +1-650-581-2500